As filed with the Securities and Exchange Commission on June 16, 2020

Registration No. 333-234801

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

Post-Effective Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________

HUMANIGEN, INC.

(Exact name of registrant as specified in its charter)

______________________

Delaware	2834	77-0557236
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

533 Airport Boulevard, Suite 400

Burlingame, California 94010

(650) 243-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________

Cameron Durrant, M.D.

Chief Executive Officer

Humanigen, Inc.

533 Airport Boulevard, Suite 400

Burlingame, California 94010

(650) 243-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________

Copy to:

Kevin L. Vold, Esq.

Polsinelli PC

1401 Eye Street, NW

Washington, DC 20005
Telephone: (202) 783-3300

Facsimile: (202) 783-3535

 ______________________

Approximate date of commencement of proposed sale to the public: Not applicable. This Post-Effective Amendment No. 2 is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

On November 20, 2019, Humanigen, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (Registration No. 333-234801), which was originally declared effective on December 2, 2019, and amended by Post-Effective Amendment No. 1 filed on March 23, 2020 (as amended and supplemented, the “Registration Statement”). The Registration Statement registered the resale or other disposition from time to time by the selling stockholder named therein of up to 14,484,500 shares of the Company’s common stock, par value $0.001.

The Company is filing this Post-Effective Amendment No. 2 to the Registration Statement to deregister all securities that have not been sold pursuant to the Registration Statement as of the date hereof. Accordingly, as of the effective date hereof, the Company hereby terminates the effectiveness of the Registration Statement and deregisters all securities that remain unsold by the selling stockholder thereunder as of such termination date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Burlingame, State of California on June 16, 2020.

HUMANIGEN, INC.

By:	/s/ Cameron Durrant, M.D., MBA
Cameron Durrant, M.D., MBA
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Cameron Durrant, M.D., MBA	Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors	June 16, 2020
Cameron Durrant, M.D., MBA	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

*		June 16, 2020
Ronald Barliant, JD	Director

*		June 16, 2020
Rainer Boehm, M.D.	Director

June 16, 2020
Cheryl Buxton	Director

*		June 16, 2020
Timothy Morris, CPA	Director

*		June 16, 2020
Robert G. Savage, MBA	Director

* Pursuant to power of attorney

By:	/s/ Cameron Durrant
Name: Cameron Durrant
Title: Attorney-in-fact